                                                                  EXECUTION COPY

                                  $615,000,000

                              CLARKE AMERICAN CORP.

               $310,000,000 9.50% SENIOR FIXED RATE NOTES DUE 2015

                $305,000,000 SENIOR FLOATING RATE NOTES DUE 2015

                               PURCHASE AGREEMENT

                                 APRIL 26, 2007

CREDIT SUISSE SECURITIES (USA) LLC
BEAR, STEARNS & CO. INC.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
     C/O CREDIT SUISSE SECURITIES (USA) LLC ("CREDIT SUISSE"),
     Eleven Madison Avenue
     New York, N.Y. 10010-3629

Dear Sirs:

          1. Introductory. Clarke American Corp., a Delaware corporation (the
"COMPANY"), each other entity listed on Annex ID1 hereto (the "EXISTING
CO-ISSUERS") and each other entity listed on Annex ID2 hereto (the "NEW
CO-ISSUERS" and, together with the Existing Co-Issuers, the "CO-ISSUERS") and each of the entities listed on Annex IA hereto (the "EXISTING GUARANTORS"), agrees with the several initial purchasers named in Schedule A hereto (the
"PURCHASERS") subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S. $310,000,000 principal amount of its 9.50%
Senior Fixed Rate Notes due 2015 (the "FIXED RATE NOTES") and $305,000,000
principal amount of its Senior Floating Rate Notes due 2015 (the "FLOATING RATE
NOTES" and, together with the Fixed Rate Notes, the "OFFERED SECURITIES") to be issued under an indenture, to be dated as of the Closing Date (the "INDENTURE"), among the Company, the Co-Issuers, the Guarantors (as defined below) and Wells
Fargo Bank, N.A., as Trustee. The Offered Securities will be issued, jointly and severally, by the Company and each Co-Issuer and guaranteed, jointly and severally and fully and unconditionally, by each Guarantor listed on Annex IE hereto.

          The Offered Securities are being issued and sold in connection with the acquisition (the "ACQUISITION") by the Company of John H. Harland Company, a
Georgia corporation (the "TARGET"), pursuant to the Agreement and Plan of
Merger, dated as of December 19, 2006 (the "ACQUISITION AGREEMENT"). Upon the
consummation of the Acquisition, all of the Target's and each of the Target's subsidiaries listed on Annex IB hereto (together, the "NEW GUARANTORS" and, together with the Existing Guarantors, the "GUARANTORS") outstanding capital stock will be owned, directly or indirectly, by the Company. In connection with the Acquisition and the payment of related fees and expenses, (i) the

Company and the Guarantors have entered into a new senior secured credit facility in the amount of $1,900.0 million (the "NEW SENIOR CREDIT FACILITY")
pursuant to a credit agreement, dated as of April 4, 2007, among the Company, the Guarantors party thereto and the lenders party thereto (the "CREDIT
AGREEMENT"), (ii) the Company and the Co-Issuers expect to issue and to become obligated under the Offered Securities, and (iii) the Company intends to consummate a tender offer and related consent solicitation (together, the
"TENDER OFFER") to purchase any and all of its outstanding 11 3/4 % Senior Notes due 2013 (the "EXISTING NOTES"), of which $175.0 million in aggregate principal amount is outstanding, and to obtain the requisite consents of holders of the
Existing Notes to proposed amendments to the indenture (the "PROPOSED
AMENDMENTS") governing such Existing Notes (the "REQUISITE CONSENTS"). As used herein, the term "the TRANSACTIONS" means collectively (i) the offering of the
Offered Securities, (ii) the entering into of the New Senior Credit Facility,
(iii) the consummation of the Tender Offer and (iv) the Acquisition.

          The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the
Company, the Guarantors and the Purchasers (the "REGISTRATION RIGHTS
AGREEMENT"), pursuant to which the Company and the Guarantors agree to file a registration statement with the Commission registering the resale of the Offered
Securities under the Securities Act.

          This Agreement, the Offered Securities, the Indenture, the
Registration Rights Agreement, the Credit Agreement and the Acquisition
Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

          Each of the Company and the Existing Guarantors hereby agrees with the several Purchasers as follows:

          2. Representations and Warranties of the Company and the Guarantors.
As of the date hereof, each of the Company and the Existing Guarantors, jointly and severally, with respect to itself and its subsidiaries and to its best knowledge, with respect to the Target and its subsidiaries regarding Sections
2(b) (solely with respect to the Exchange Act Reports), 2(c), (e), (f), (o),
(p), (r), (t), (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), (dd), (ee), (ff),
(gg), (hh), (oo) and (pp) hereof, and as of the Closing Date, each of the
Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with the several Purchasers that:

               (a) Offering Circulars; Certain Defined Terms. The Company has
     prepared or will prepare a Preliminary Offering Circular and a Final
     Offering Circular.

          For purposes of this Agreement:

          "APPLICABLE TIME" means 9:40 am (New York City time) on the date of this Agreement.

          "CLOSING DATE" has the meaning set forth in Section 3 hereof.

          "COMMISSION" means the Securities and Exchange Commission.

                                      -2-

          "EXCHANGE ACT" means the United States Securities Exchange Act of
1934, as amended.

          "FINAL OFFERING CIRCULAR" means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

          "FREE WRITING COMMUNICATION" means a written communication (as such term is defined in Rule 405 of Regulation C under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered
Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

          "GENERAL DISCLOSURE PACKAGE" means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable
Time and the other information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

          "ISSUER FREE WRITING COMMUNICATION" means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company's records.

          "PRELIMINARY OFFERING CIRCULAR" means the preliminary offering circular, dated April 13, 2007, relating to the Offered Securities to be offered by the Purchasers.

          "RULES AND REGULATIONS" means the rules and regulations of the
Commission.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

          "SECURITIES LAWS" means, collectively, the Sarbanes-Oxley Act of 2002
("SARBANES-OXLEY"), the Securities Act, the Exchange Act, the Rules and
Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Global Market ("EXCHANGE RULES").

          "SUPPLEMENTAL MARKETING MATERIAL" means any Issuer Free Writing
Communication other than any Issuer Free Writing Communication specified in
Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any electronic Bloomberg roadshow slides and any accompanying audio recording.

          References herein to "Preliminary Offering Circular" and "Final
Offering Circular" include the documents incorporated therein by reference.

          Unless otherwise specified, a reference to a "rule" is to the indicated rule under the Securities Act.

                                      -3-

               (b) Disclosure. As of the date of this Agreement, the Final
     Offering Circular does not, and as of the Closing Date, the Final Offering
     Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i)
     the General Disclosure Package, nor (ii) any individual Supplemental
     Marketing Material, when considered together with the General Disclosure
     Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through
     Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b)
     hereof. On the date of this Agreement, the Company's Annual Report on Form
     10-K most recently filed with the Commission, the Target's Annual Report on
     Form 10-K most recently filed with the Commission, and all reports for subsequent periods (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act and/or incorporated by reference into the
     Preliminary Offering Circular and the Final Offering Circular, when considered together with the General Disclosure Package, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

               (c) Good Standing of the Company and the Guarantors. Each of the
     Company and the Guarantors has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or other power and authority to carry on its business as it is currently being conducted and as described in the General
     Disclosure Package and the Final Offering Circular and to own, lease and operate its properties, as described in the General Disclosure Package and the Final Offering Circular; and the Company and each Guarantor is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), or affairs of the Company and the Guarantors, taken as a whole or (2) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the General Disclosure Package and the
     Offering Circular under the caption "Use of Proceeds" (any of the events set forth in clauses (1) or (2), a "MATERIAL ADVERSE EFFECT").

                                      -4-

               (d) Subsidiaries. Each subsidiary of the Company and each
     subsidiary of the Guarantors has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or other power and authority to carry on its business as it is currently being conducted and as described in the General
     Disclosure Package and the Final Offering Circular and to own, lease and operate its properties, as described in the General Disclosure Package and the Final Offering Circular; and each subsidiary of the Company and each subsidiary of the Guarantors is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Material
     Adverse Effect; all of the outstanding shares of capital stock of each subsidiary of the Company and each Guarantor are owned, directly or indirectly, by the Company or respective Guarantor, free and clear of any security interest, claim, defect, lien, limitation on voting rights or encumbrance (other than transfer restrictions imposed by the New Senior
     Credit Facility, the Securities Act and the securities or Blue Sky laws of certain jurisdictions); and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

               (e) Corporate Power and Authority. Each of the Company and the
     Guarantors has all requisite corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and each other Operative Document to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate or other power and authority to issue, sell and deliver the Offered Securities as provided herein and therein.

               (f) Corporate Structure. As of the Closing Date after giving effect to the Transactions, the entities listed on Annex IC hereto will be the only subsidiaries, direct or indirect, of the Company.

               (g) Indenture; Offered Securities. The Indenture has been duly and validly authorized by the Company, the Existing Co-Issuers and the
     Existing Guarantors, and at the Closing Date will be duly and validly authorized by the New Co-Issuers and the New Guarantors, and when duly executed and delivered by the Company, each Co-Issuer and each Guarantor will be the valid and legally binding agreement of each of the Company, each Co-Issuer and the Guarantors enforceable against each of them in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Offered Securities have been duly authorized by the Company and the Existing Co-Issuers, and at the Closing Date will be duly and validly authorized by the New Co-Issuers, and when the Offered
     Securities are delivered and paid for pursuant to this Agreement on the
     Closing Date, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and each Co-Issuer, will be the valid and legally binding agreement of each of the Company and the
     Co-Issuers, enforceable against each of them in accordance with

                                      -5-

     their terms subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors'
     rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)
     and entitled to the benefits and security provided by the Indenture; the
     General Disclosure Package and the Offering Circular each contain a summary of the terms of the Indenture and the Offered Securities, which summary is accurate in all material respects.

               (h) Guarantee. The guarantee ("GUARANTEE") of each Existing
     Guarantor has been duly and validly authorized by such Existing Guarantor, and at the Closing Date will be duly and validly authorized by each New
     Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in the General Disclosure Package and the Final Offering Circular
     and will constitute valid and legally binding obligations of such
     Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (i) Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company, the Existing Co-Issuers and the Existing Guarantors, and at the Closing Date, will be duly and validly authorized, executed and delivered by the New Co-Issuers and the
     New Guarantors; this Agreement is the legal, valid and binding agreement of the Company, the Existing Co-Issuers and each Existing Guarantor, and at the Closing Date will be the legal, valid and binding agreement of the New
     Co-Issuers and the New Guarantors, in each case, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of this Agreement may be unenforceable.

               (j) Registration Rights Agreement. The Registration Rights
     Agreement has been duly and validly authorized by the Company, the Existing
     Co-Issuers and the Existing Guarantors, and at the Closing Date will be duly and validly authorized by the New Co-Issuers and the New Guarantors;
     when duly executed and delivered by the Company, the Co-Issuers and each
     Guarantor, the Registration Rights Agreement will be the legal, valid and binding obligation of the Company, the Co-Issuers and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable; the

                                      -6-

     General Disclosure Package and the Final Offering Circular each contain a summary of the terms of the Registration Rights Agreement, which summary is accurate in all material respects.

               (k) Exchange Securities and Guarantees. The Exchange Securities
     have been duly and validly authorized for issuance by the Company and the
     Existing Co-Issuers, and at the Closing Date, will be duly and validly authorized by the New Co-Issuers; when issued and authenticated in accordance with the terms of the Exchange Offer (as defined in the
     Registration Rights Agreement), the Exchange Securities will be the legal, valid and binding obligations of the Company and the Co-Issuers, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the General Disclosure
     Package and the Final Offering Circular each contain a summary of the terms of the Exchange Securities, which summary is accurate in all material respects. The Guarantees of the Exchange Securities have been duly authorized by each Existing Guarantor and, at the Closing Date, the
     Guarantees of the Exchange Securities will be duly and validly authorized by each New Guarantor, and when executed and delivered in accordance with the terms of the Indenture and when the Exchange Securities have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the valid and legally binding obligations of such Guarantor, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (l) Acquisition Agreement. The Company has delivered to the
     Purchasers true and correct copies of the Acquisition Agreement and all material documents and agreements related to the transactions contemplated thereby, and there have been no amendments, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Purchasers; the General Disclosure Package and the Final
     Offering Circular each contain a summary of the terms of the Acquisition
     Agreement, which summary is accurate in all material respects.

               (m) Credit Agreement. The Credit Agreement has been duly and validly authorized, executed and delivered by the Company and each
     Guarantor party thereto, and the Credit Agreement is the legal, valid and binding obligation of the Company and each Guarantor party thereto, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the
     General Disclosure Package and the Final Offering Circular each contain a summary of the terms of the Credit Agreement, which summary is accurate in all material respects.

                                      -7-

               (n) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the United States
     Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

               (o) No Finder's Fee. Except pursuant to the Operative Documents and the Commitment Letter, Fee Letter, Fee Credit Letter and Engagement
     Letter, each dated as of January 11, 2007, and each between the Company and the Purchasers or affiliates of the Purchasers, there are no contracts, agreements or understandings among the Company, the Target and any other person that would give rise to a valid claim against the Company, the
     Target, their respective subsidiaries or the Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Offered Securities.

               (p) No Registration Rights. There are no holders of securities of the Company, the Target or their respective subsidiaries who, by reason of the execution of this Agreement or any other Operative Document, or the consummation by the Company or the Guarantors of the transactions contemplated hereby and thereby, have the right to request or demand that the Company, the Target or their respective subsidiaries register under the
     Securities Act or analogous foreign laws and regulations securities held by them, other than pursuant to the Registration Rights Agreement; except as described in the General Disclosure Package and the Final Offering
     Circular, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interests of the Company and its subsidiaries.

               (q) Absence of Further Requirements. Assuming the accuracy of the
     Purchasers' representations and warranties in Section 4 of this Agreement, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court)
     is required for the consummation of the transactions contemplated by this
     Agreement, the Indenture and the Registration Rights Agreement in
     connection with the offering, issuance and sale of the Offered Securities by the Company and the Co-Issuers and the issuance of the Guarantees by the
     Guarantors except (1) such consents as have been or will be obtained or made on or prior to the Closing Date, (2) registration of the Exchange
     Offer or resale of the Offered Securities under the Securities Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act, in connection with the issuance of the
     Exchange Securities, (3) such filings and recordings required to perfect liens under the documents executed in connection with the New Senior Credit
     Facility and (4) where the failure to obtain such consents, approvals, authorizations or orders, filings, registrations, qualifications, licenses or permits would not be reasonably expected to result in a Material Adverse
     Effect.

               (r) Title to Property. The Company, the Guarantors and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the

                                      -8-

     use made or to be made thereof by them; and each of the Company, the
     Guarantors and their respective subsidiaries, has peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except in each case as would not reasonably be expected to have a Material Adverse Effect.

               (s) Absence of Defaults and Conflicts Arising From Transactions.
     Assuming the accuracy of the Purchasers' representations and warranties in
     Section 4 of this Agreement, none of (i) the execution, delivery, assumption or performance by the Company or any Guarantor, of this
     Agreement, or any of the other Operative Documents to which it is a party,
     (ii) the issuance and sale of the Offered Securities by the Company and the
     Co-Issuers and the issuance of the Guarantees by the Guarantors, (iii) the compliance by the Company, the Co-Issuers and the Guarantors in all
     material respects with the terms and provisions of this Agreement, or any of the other Operative Documents to which it is a party, (iv) the consummation by the Company or the Guarantors of the transactions described in the Preliminary Offering Circular and the Final Offering Circular under the caption "Use of Proceeds," or (v) the merger of Target with and into a subsidiary of the Company violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company, the
     Target or their respective subsidiaries, or an acceleration of any indebtedness of the Company, the Target or their respective subsidiaries pursuant to, (A) the charter or bylaws or other organizational documents of the Company, any Guarantor or their respective subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company, any Guarantor or their respective subsidiaries is a party or by which any of them is bound or to which any of their properties are subject, (C) any statute, rule or regulation applicable to the Company, any Guarantor or their respective subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency, domestic or foreign, having jurisdiction over the Company, any
     Guarantor or their respective subsidiaries or any of their assets or properties except, with respect to clauses (B) through (D) as would not reasonably be expected to result in a Material Adverse Effect.

               (t) No Consents, Approvals or Authorizations. Assuming the
     accuracy of the Purchasers' representations and warranties in Section 4 of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency, body or authority or administrative agency or (ii) any other person is required for (A) the execution, delivery and performance by the Company or the Guarantors of this Agreement or any of the other
     Operative Documents to which it is a party, or (B) the issuance and sale of the Offered Securities, the issuance of the Guarantees and the transactions contemplated hereby and thereby, except (w) such consents as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Offered Securities under the
     Securities Act pursuant to the

                                      -9-

     Registration Rights Agreement, and qualification of the Indenture under the
     Trust Indenture Act, in connection with the registration under the Exchange
     Offer or resale of the Offered Securities, (y) such filings and recordings required to perfect liens under the documents executed in connection with the New Senior Credit Facility and (z) where the failure to obtain such consents, approvals, authorizations or orders, filings, registrations, qualifications, licenses or permits would not be reasonably expected to result in a Material Adverse Effect.

               (u) Absence of Existing Defaults and Conflicts. Each of the
     Company, each Guarantor and their respective subsidiaries, is not (i) in violation of its charter or bylaws or other organizational documents, (ii)
     (except as set forth in the General Disclosure Package and the Final
     Offering Circular) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (iii) except as disclosed in the
     Preliminary Offering Circular and the Final Offering Circular, in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     To the knowledge of the Company, there exists no condition (with respect to clauses (ii) and (iii) above) that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument except for any such default which would not be reasonably expected to result in a Material Adverse Effect.

               (v) Possession of Licenses and Permits. Each of the Company, the
     Guarantors and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities ("LICENSES"), including, without limitation, under any applicable Environmental Laws, as are necessary or material to lease and operate its respective properties and to conduct its businesses as proposed in the General Disclosure Package and the Final Offering Circular, except where the failure to have such
     Licenses would not reasonably be expected to have a Material Adverse
     Effect; each of the Company, the Guarantors and their respective subsidiaries has fulfilled and performed all of its obligations with respect to such Licenses and have not received any notice of proceedings relating to, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, termination or modification thereof in either case, except where such failure to perform, or occurrence of such event would not reasonably be expected to have a Material Adverse Effect.

               (w) Absence of Labor Dispute. There is (i) no significant unfair labor practice complaint pending against the Company, the Guarantors or any of their respective subsidiaries, nor, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board

                                      -10-

     or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, the Guarantors or any of their respective subsidiaries, or, to the knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, the Guarantors or any of their subsidiaries, or to the knowledge the Company, threatened against any of them and (iii) to the knowledge of the Company, there is no union representation question existing with respect to the employees of the
     Company, the Guarantors or any of their respective subsidiaries, except for any union representation question that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no material collective bargaining organizing activities are taking place with respect to the Company, the Guarantors or any of their respective subsidiaries. Neither the Company, the Guarantors or any of their respective subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations that would not, individually or in the aggregate, reasonably be expected to have a
     Material Adverse Effect.

               (x) Possession of Intellectual Property. Each of the Company, the
     Guarantors and their respective subsidiaries owns, possesses, can acquire on reasonable terms or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information
     (collectively, the "INTELLECTUAL PROPERTY") presently employed by it in connection with the businesses now operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and neither the Company nor the Target has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse
     Effect. The use of the Intellectual Property in connection with the business and operations of the Company, the Guarantors and their respective subsidiaries does not infringe on the rights of any person, except such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (y) Environmental Laws. Except as set forth in the General
     Disclosure Package and the Final Offering Circular, neither the Company, the Guarantors nor any of their respective subsidiaries, has violated, or is in violation of, any foreign, federal, state or local law or regulation, or decision or order of any governmental agency or body or any court relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants
     (collectively, "ENVIRONMENTAL LAWS"), which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse
     Effect There is no alleged liability, or to the knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response

                                      -11-

     costs, natural resource damages, property damages, personal injuries or penalties) of the Company, the Guarantors or any of their respective subsidiaries, arising out of, based on or resulting from either (i) the presence or release into the environment of any Hazardous Material (as defined) at any location of the Company, the Guarantors or any such subsidiary, as the case may be, or (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Preliminary Offering Circular and the Final Offering
     Circular, in either case, other than as disclosed therein, or would not reasonably be expected to have a Material Adverse Effect. The term
     "HAZARDOUS MATERIAL" means (A) any "hazardous substance" as defined by the
     Comprehensive Environmental Response, Compensation, and Liability Act of
     1980, as amended, (B) any "hazardous waste" as defined by the Resource
     Conservation and Recovery Act of 1976, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

               (z) Absence of Manipulation. Neither the Company, nor the
     Guarantors nor their respective subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company, the Guarantors or their respective subsidiaries to facilitate the sale or resale of the Offered Securities.

               (aa) Statistical and Market-Related Data. The statistical, industry and market-related data included in the Preliminary Offering
     Circular, the Final Offering Circular, any Issuer Free Writing
     Communication or any Supplemental Marketing Material are based on or derived from management estimates and third-party sources, and the Company and the Guarantors believe such estimates and sources are reasonable, reliable and accurate in all material respects.

               (bb) Internal Controls and Compliance with the Sarbanes-Oxley
     Act. Each of the Company and the Target maintains a system of internal accounting controls, including, but not limited to, disclosure controls and procedures and internal controls over accounting matters and financial reporting (collectively, "INTERNAL CONTROLS"), that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer's assets that would have a material effect on the financial statements.

                                      -12-

               (cc) Tax Matters. All federal, state and foreign income and franchise tax returns required to be filed by the Company, the Guarantors or their respective subsidiaries in all jurisdictions have been so filed and are accurate in all material respects. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the
     Company there are no material proposed additional tax assessments against the Company, the Guarantors or their respective subsidiaries or the assets or property of the Company, the Guarantors or their respective subsidiaries, except those tax assessments for which adequate reserves have been established or those tax assessments that would not reasonably be expected to result in a Material Adverse Effect.

               (dd) Insurance. Each of the Company, the Guarantors and their respective subsidiaries, maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice, except where failure to maintain such insurance would not reasonably be expected to have a Material
     Adverse Effect. Neither the Company nor the Guarantors has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. Neither the Company, the Guarantors or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (ee) Certain Relationships. Except as described in the
     Preliminary Offering Circular and the Final Offering Circular, after giving effect to the Transactions, no relationship, direct or indirect, exists between or among the Company, the Guarantors or their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Guarantors or their respective subsidiaries on the other hand, that would be required by the Securities
     Act to be described in the Final Offering Circular if the Final Offering
     Circular were a prospectus included in a registration statement on Form S-1 filed with the Commission.

               (ff) Absence of Legal and Other Proceedings There is (i) no
     action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending, or, to the knowledge of each of the Company, threatened or contemplated, to which the Company, the
     Guarantors or any of their respective subsidiaries is or may be a party or to which the assets or property of the Company, the Guarantors or any of their respective subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or authority or

                                      -13-

     administrative agency or that has been proposed by any governmental agency, body or authority or administrative agency and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company, the
     Guarantors or any of their respective subsidiaries is or may be subject or to which the business, assets or property of the Company, the Guarantors or any of their respective subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the General Disclosure Package and the Final Offering Circular and that is not so disclosed or (B) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (C) which are otherwise material in the context of the sale of the Offered Securities. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Offered Securities or Guarantees or prevents or suspends the use of the Final Offering Circular; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Offered Securities or
     Guarantees or prevents or suspends the sale of the Offered Securities in any jurisdiction referred to in Section 2(c) hereof; and every request of any securities authority or agency of any jurisdiction for additional information in connection with the offering of Offered Securities has been complied with in all material respects.

               (gg) Financial Statements. The accountants who have certified or will certify the financial statements included or to be included as part of the Preliminary Offering Circular and the Final Offering Circular are
     independent registered public accountants as required by the Securities
     Act. Except as described in the Preliminary Offering Circular and the Final
     Offering Circular, and except that guarantor financial statements are not provided as required under Rule 3-10 of Regulation S-X, the historical consolidated financial statements, together with related schedules and notes thereto, included in the Preliminary Offering Circular and the Final
     Offering Circular comply as to form in all material respects with the requirements applicable to financial statements required in registration statements on Form S-1 under the Securities Act and present fairly in all material respects the financial position and results of operations at the dates and for the periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented, except as disclosed therein. The pro forma consolidated financial statements and related notes thereto included in the Preliminary
     Offering Circular and the Final Offering Circular have been prepared on a basis consistent with that of the historical financial statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions described in the
     Preliminary Offering Circular and the Final Offering Circular, and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Securities Act, except as stated therein. The other financial and statistical information and data included in the Preliminary Offering Circular and the Final Offering
     Circular derived from the historical and pro forma consolidated financial statements are fairly presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements included in the

                                      -14-

     Preliminary Offering Circular and the Final Offering Circular and the books and records as applicable.

               (hh) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Preliminary Offering
     Circular, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, or business, properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, that is material and adverse, (ii) there has not been any material adverse change, nor any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt or net current assets, or material increase in the short-term debt, of the Company, the Guarantors or their respective subsidiaries from that set forth in the General
     Disclosure Package and the Final Offering Circular, (ii) no dividend or distribution of any kind has been declared, paid or made by the Company, the Guarantors or their subsidiaries on any class of its stock, and (iii)
     neither the Company, nor the Guarantors nor any of their respective subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the
     Company, the Guarantors or their respective subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles in the United
     States and are not disclosed on the latest balance sheet or notes thereto included in the Final Offering Circular, nor entered into any transaction not in the ordinary course of business. Since the date hereof and since the dates as of which information is given in the Final Offering Circular, there has not occurred any change, or any development that is reasonably likely to result in a Material Adverse Effect.

               (ii) Investment Company Act. Neither the Company, nor the
     Guarantors nor their respective subsidiaries is, or after giving effect to the Transactions and applying the net proceeds as described in the General
     Disclosure Package or the Final Offering Circular under the caption "Use of
     Proceeds" will be an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY
     ACT").

               (jj) Regulations T, U, X. None of the execution, delivery and performance of this Agreement, the issuance and sale of the Offered
     Securities, the application of the proceeds from the issuance and sale of the Offered Securities and the consummation of the transactions contemplated thereby as set forth in the Preliminary Offering Circular and the Final Offering Circular, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations. Neither the Company nor the Guarantors nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate
     Regulation T, Regulation U or Regulation X of the Board of Governors of the
     Federal Reserve System.

               (kk) Accurate Disclosure. The statements in the General
     Disclosure Package and the Final Offering Circular under the heading
     "Certain United States Federal

                                      -15-

     Income Tax Considerations", "Description of Other Indebtedness and
     "Description of Notes" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

               (ll) Compliance with Securities Act Rule 144A. Each of the
     Preliminary Offering Circular and the Final Offering Circular, as of its
     date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule
     144A(d)(4) under the Securities Act.

               (mm) Class of Securities Not Listed. When the Offered Securities
     are issued and delivered pursuant to this Agreement, no Offered Security will be of the same class (within the meaning of Rule 144A under the
     Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated interdealer quotation system.

               (nn) No Registration. The offer and sale of the Offered
     Securities and the Guarantees in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder assuming (A)
     that the purchasers who buy the Offered Securities in the Exempt Resales
     are Eligible Purchasers and (B) the accuracy of the Purchasers'
     representations contained herein, and prior to the effectiveness of any
     Registration Statement, it is not necessary to qualify an indenture in respect of the Offered Securities or the Guarantees under the Trust
     Indenture Act.

               (oo) No General Solicitation; No Directed Selling Efforts. None
     of the Company or the Guarantors or any of their affiliates, or any person acting on their behalf (it being understood that no representation or warranty is made regarding the Purchasers) (i) has, within the six month period prior to the date hereof, offered or sold in the United States or to a U.S. Person (as such terms are defined in Regulation S under the
     Securities Act ("REGULATION S")), the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States or to any U.S. Person by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or
     (B) with respect to any such securities sold in reliance on Rule 903 of
     Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the
     Guarantors and their respective affiliates and all persons acting on their behalf (other than the Purchasers, as to whom no representation or warranty is made) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Offered
     Securities outside the United States (assuming that the purchasers who buy the Offered Securities in the Exempt Resales to Reg S Investors are Reg S
     Investors) and, in connection therewith, the Preliminary Offering Circular and the Final Offering Circular contain or will contain the disclosure required by Rule 902(g)(2) under the Securities Act. The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions (assuming that the purchasers who buy the

                                      -16-

     Offered Securities in the Exempt Resales to Reg S Investors are Reg S
     Investors). The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the
     Securities Act.

               (pp) Distribution of Material. Neither the Company nor the Target
     has distributed or, prior to the later to occur of (i) the Closing Date and
     (ii) completion of the distribution of the Offered Securities, will distribute any material in connection with the offering and sale of the
     Offered Securities other than the Preliminary Offering Circular, the Final
     Offering Circular or other material, if any, not prohibited by the
     Securities Act and the Financial Services and Markets Act 2000 of the
     United Kingdom ("FSMA") (or regulations promulgated to the Securities Act or the FSMA) and approved by the Purchasers, such approval not to be unreasonably withheld or delayed.

               (qq) Reporting Status. The Target is subject to Section 13 of the
     Exchange Act.

          Each of the Company and the Guarantors acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to
Section 7 hereof, counsel for the Company and the Guarantors and counsel for the
Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and covenants and subject to the terms and conditions set forth herein, the Company and the Co-Issuers, jointly and severally, agree to co-issue to the several Purchasers, and Clarke American
Checks, Inc. ("CACI") agrees to sell to the several Purchasers, and each of the
Purchasers agrees, severally and not jointly, to purchase from CACI (or the
Company or one or more of the Co-Issuers pursuant to the last paragraph of this
Section 3), at a purchase price of 97.375% of the principal amount thereof with respect to the Fixed Rate Notes and 97.375% of the principal amount thereof with respect to the Floating Rate Notes, in each case plus accrued interest from May
1, 2007 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in
Schedule A hereto.

          CACI will deliver against payment of the purchase price the Offered
Securities to be offered and sold by the Purchasers in reliance on Regulation S
(the "REGULATION S SECURITIES") in the form of one or more permanent global
Securities in registered form without interest coupons (the "OFFERED REGULATION
S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for
The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for the operator of the Euroclear System ("EUROCLEAR"), and
Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. CACI will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A
(the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES")
deposited with the Trustee as custodian for DTC and registered in the name of
Cede & Co., as nominee for DTC. The Regulation S Global Securities and the
Restricted Global Securities shall be assigned separate CUSIP numbers. The
Restricted Global Securities shall include the legend

                                      -17-

regarding restrictions on transfer set forth under "Transfer Restrictions" in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg.
Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

          Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account specified by CACI at a bank acceptable to Credit Suisse at the office of
Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New
York, New York at 9:00 A.M. (New York City time), on May 1, 2007, or at such other time not later than seven full business days thereafter as Credit Suisse and CACI determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of (i) the Regulation S
Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream,
Luxembourg and (ii) the Restricted Global Securities representing all of the
Offered 144A Securities. The Regulation S Global Securities and the Restricted
Global Securities will be made available for checking at the above office Latham
& Watkins at least 24 hours prior to the Closing Date.

          To the extent that CACI fails to sell or deliver any Offered
Securities to the Purchasers and perform the other obligations as required under this Agreement, each of the Company and the Co-Issuers agrees, jointly and severally, to sell and deliver the Offered Securities to the Purchasers and perform the other obligations of CACI in fulfillment of CACI's obligations under this Agreement. The Company may make determinations, notifications and deliveries under this Section 3 on behalf of CACI.

          4. Representations by Purchasers; Resale by Purchasers. Each of the
Purchasers, severally and not jointly, represents, warrants and covenants to the
Company and the Existing Guarantors as of the date hereof, and the to the New
Guarantors as of the Closing Date, that:

               (a) such Purchaser is an institutional "accredited investor" (as defined in Regulation D under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Offered Securities.

               (b) (i) in connection with the offering of the Offered
     Securities, it will solicit offers to buy the Offered Securities only from, and will offer to sell the Offered Securities (the "EXEMPT RESALES") only to persons whom the Purchasers reasonably believe to be "qualified institutional buyers" ("QIBS"), as defined in Rule 144A under the
     Securities Act and non-U.S. persons outside the United States in reliance upon Regulation S the Securities Act (each, a "REG S INVESTOR," and, collectively with the QIBs, the "ELIGIBLE PURCHASERS") and (ii) in the case of such Eligible Purchasers, such Offered Securities will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller

                                      -18-

     reasonably believes is a QIB purchasing for its own account or for the account of a QIB for which such person is acting as fiduciary or agent, in a transaction meeting the requirements of Rule 144A under the Securities
     Act, (II) in an offshore transaction (as defined in Rule 902 under the
     Securities Act) meeting the requirements of Rule 904 under the Securities
     Act, (III) in a transaction meeting the requirements of Rule 144 under the
     Securities Act, (IV) to an institutional accredited investor that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Offered Securities (the form of which can be obtained from the
     Trustee) and, if such transfer is in respect of an aggregate principal amount of Offered Securities in excess of $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the
     Securities Act or (V) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company or any of its subsidiaries, (z) pursuant to an effective registration statement under the
     Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) acknowledges that they will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

               (c) such Purchaser is not acquiring the Offered Securities with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

               (d) at or prior to confirmation of a sale of Offered Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(b)(2) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

          "THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S.
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT
          BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT
          OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY
          TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE
          COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE CLOSING OF THE
          OFFERING, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER
          THE SECURITIES ACT (OR RULE 144A OR TO ACCREDITED INSTITUTIONS IN
          TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE
          SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF
          THE INITIAL NOTES COVERED HEREBY IN RELIANCE ON REGULATION S DURING
          THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR

                                      -19-

          PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU
          MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS
          USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S."

               (e) the Offered Securities offered and sold by such Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions (assuming that the purchasers who buy the Offered Securities in the Exempt Resales to Reg S Investors are Reg
     S Investors).

               (f) such Purchaser and its affiliates or any person acting on its or their behalf has not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered
     Securities thereof.

               (g) the sale of Offered Securities offered and sold by such
     Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

               (h) such Purchaser has not distributed nor, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Securities, will distribute any material in connection with the offering and sale of the Offered Securities other than the General
     Disclosure Package, the Final Offering Circular or other material, if any, not prohibited by the Securities Act and the FSMA (or regulations promulgated to the Securities Act or the FSMA).

               (i) no form of general solicitation or general advertising
     (within the meaning of Regulation D under the Securities Act) has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Offered Securities, including, but not limited to, (i) any advertisement, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, (ii) or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such
     Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

               (j) in relation to each Member State of the European Economic
     Area which has implemented the Prospectus Directive (each, a "RELEVANT
     MEMBER STATE"), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION
     DATE") it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in

                                      -20-

     another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus
     Directive, except that it may, with effect from and including the Relevant
     Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than (euro)43,000,000 and (C) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) in any other circumstances which do not require the
          publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of
Offered Securities to the public" in relation to any Offered Securities in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the
Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

               (iv) (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of
          Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1)
          of the FSMA does not apply to the Company or the Guarantors; and

                    (B) it has complied and will comply with all applicable
               provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise
               involving the United Kingdom.

          The Purchasers acknowledge that the Company and the Guarantors, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel for the Company and the Guarantors and counsel for the
Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          5. Certain Agreements of the Company and each Guarantor. As of the date hereof, the Company and the Existing Guarantors, and as of the Closing
Date, each New Guarantor, jointly and severally, covenants and agrees with the
Purchasers as follows:

                                      -21-

               (a) Amendments and Supplements to Offering Circulars. The Company
     and the Guarantors will promptly advise the Purchasers of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering
     Circular and will not effect such amendment or supplementation at any time prior to the completion of the resale of the Offered Securities by the
     Purchasers (as determined by the Purchasers) without the Purchasers'
     consent. If, at any time prior to the completion of the resale of the
     Offered Securities by the Purchasers, there occurs an event or development as a result of which, in the reasonable judgment of the Company or the
     Purchasers or in the reasonable judgment of counsel for the Company or counsel for the Purchasers, any document included in the Preliminary
     Offering Circular or Final Offering Circular, the General Disclosure
     Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary or advisable, in the reasonable judgment of the Company or the
     Purchasers or in the reasonable judgment of counsel for the Company or counsel for the Purchasers, to amend or supplement the Preliminary Offering
     Circular, the General Disclosure Package or the Final Offering Circular to
     comply with applicable law, the Company and the Guarantors promptly will notify the Purchasers of such event and use their commercially reasonable efforts to promptly prepare and furnish, at its own expense, to the
     Purchasers and the dealers and to any other dealers at the reasonable request of the Purchasers, an amendment or supplement which will correct such statement or omission, or reasonably assure that correct the
     Preliminary Offering Circular, the General Disclosure Package or the Final
     Offering Circular will comply with applicable law. Neither the Purchasers'
     consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

               (b) Furnishing of Offering Circulars. The Company and the
     Guarantors will furnish the Purchasers and those persons identified by the
     Purchasers to the Company, without charge, as many copies of the
     Preliminary Offering Circular, each other document comprising a part of the
     General Disclosure Package, the Final Offering Circular, any amendments and supplements to such documents and each item of Supplemental Marketing
     Material, in each case as soon as available and in such quantities as the
     Purchasers may reasonably request. At any time when the Company is not subject to Section 13 or 15(d), the Company and the Guarantors will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the reasonable expenses of printing and distributing to the Purchasers all such documents.
     The Company and the Guarantors consent to the use of the Preliminary
     Offering Circular, the General Disclosure Package and the Final Offering
     Circular, and any amendments and supplements thereto required pursuant hereto, by the Purchasers in connection with Exempt Resales.

                                      -22-

               (c) Blue Sky Qualifications. The Company and the Guarantors will use commercially reasonable efforts to cooperate with the Purchasers and counsel for the Purchasers in connection with the qualification or registration of the Offered Securities under the securities or Blue Sky laws of such jurisdictions as the Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt
     Resales; provided, however, that neither the Company nor the Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in any jurisdiction where it is not now so subject.

               (d) Reporting Requirements. During a period of three years following the Closing Date, for so long as any Offered Securities remain outstanding, if not otherwise available on the Commission's Electronic Data
     Gathering, Analysis and Retrieval system ("EDGAR"), the Company will furnish to the Purchasers (i) all publicly available reports or other information that the Company or the Guarantors mail or otherwise make available to their stockholders, (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and (iii) from time to time, such other information concerning the Company and the Guarantors as the Purchasers may
     reasonably request.

               (e) Transfer Restrictions. During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

               (f) Resales by Affiliates. During the period of two years after the Closing Date, unless permitted under Rule 144, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them, except in a tender offer by the Company the result of which is the cancellation of the Offered Securities so tendered.

               (g) Investment Company. During the period of two years after the
     Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

               (h) Payment of Expenses. The Company and the Guarantors will pay all reasonable costs, expenses, fees and taxes incidental to the performance of their respective obligations under this Agreement, the
     Indenture and the Registration Rights Agreement, including but not limited to (i) the reasonable fees and expenses of the Trustee and its professional advisers; (ii) the reasonable expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered
     Securities and, as applicable, the Exchange Securities (as defined in the
     Registration Rights Agreement), the preparation and printing of this
     Agreement, the Registration Rights Agreement, the Offered Securities, the
     Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering
     Circular, all amendments and supplements thereto, each item of Supplemental

                                      -23-

     Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange
     Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv)
     the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for
     sale under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and the preparation and printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities, and (vii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final
     Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company and the
     Guarantors, on the one hand, and the Purchasers on the other hand, will pay their own respective costs and expenses relating to investor presentations on any "road show" in connection with the offering and sale of the Offered
     Securities; provided that the cost of any aircraft chartered by Credit
     Suisse for such purpose will be borne 50% by the Company and the Guarantors and 50% by the Purchasers.

               (i) Use of Proceeds. The Company will use the net proceeds from the sale of the Offered Securities substantially in the manner described in the Final Offering Circular and General Disclosure Package under the caption "Use of Proceeds" and, except as disclosed in the General
     Disclosure Package and the Final Offering Circular, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any
     Purchaser.

               (j) Absence of Manipulation. Until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, such notification not to be unreasonably delayed, neither the Company, the Guarantors nor any of their affiliates will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities Except as permitted in writing by the
     Purchasers, none of the Company nor any Guarantor will distribute any (i)
     preliminary offering circular, including, without limitation, the
     Preliminary Offering Circular, (ii) offering circular, including, without limitation, the Final Offering Circular, or (iii) other offering material in connection with the offering and sale of the Offered Securities.

               (k) Conditions Precedent. The Company and each Guarantor will use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Offered Securities.

               (l) Tender Offer. In connection with the Tender Offer, subject to the satisfaction of the conditions precedent thereto (other than the issuance of the Offered

                                      -24-

     Securities), the Company shall accept for payment all Existing Senior Notes validly tendered and not withdrawn prior to the expiration of the Tender
     Offer.

          The Purchasers may, in their sole discretion, waive in writing the performance by the Company or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

          6. Free Writing Communications. (a) Issuer Free Writing
     Communications. The Company and each Guarantor each represent and agree that, unless it obtains the prior consent of Credit Suisse, and each
     Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer
     Free Writing Communication.

               (b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered
     Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Schedule B hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the
     Final Offering Circular or the General Disclosure Package.

          7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities, as provided herein, shall be subject to the satisfaction of the following conditions:

               (a) Representations and Warranties. All of the representations and warranties of the Company and the Guarantors contained in this
     Agreement shall be true and correct on the date hereof and on the Closing
     Date, as applicable, with the same force and effect as if made on and as of the date hereof and the Closing Date, as applicable; provided, that, on the
     Closing Date, the representations and warranties with respect to the New
     Guarantors that are qualified as to best knowledge shall no longer be so qualified. The Company and the Guarantors shall have performed or complied in all material respects with all of the agreements contained herein and required to be performed or complied with by it on or prior to the Closing
     Date.

               (b) Final Offering Circular. The Final Offering Circular shall have been printed and copies distributed to the Purchasers not later than
     10:00 a.m., New York City time, on the day that is two business days following the date of this Agreement or at such later date and time as to which the Purchasers may agree.

                                      -25-

               (c) Stop Orders. No stop order suspending the qualification or exemption from qualification of the Offered Securities in any jurisdiction referred to in Section 2(c) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

               (d) Litigation; Conflicting Law. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of either series of the Offered Securities or the
     Guarantees; no action, suit, investigation or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the
     Company, threatened against, the Company, the Guarantors or any of their respective subsidiaries, before any court or arbitrator or any governmental body, agency or authority or administrative agency that, if adversely determined, would reasonably be expected to result in a Material Adverse
     Effect; and no stop order shall have been issued preventing the use of the
     Preliminary Offering Circular, the General Disclosure Package, any Free
     Writing Communication, the Final Offering Circular or any amendment or supplement thereto, or that would reasonably be expected to have a Material
     Adverse Effect.

               (e) No Material Adverse Change. Since the respective dates as of which information is given in the General Disclosure Package, (i) there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantors and their respective subsidiaries taken as a whole which, in the judgment of the
     Purchasers, is material and adverse and makes it impractical or inadvisable to market the Offered Securities, (ii) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt of the Company, or material increase in the short-term debt of the
     Company, or any downgrading in the rating of any debt securities of the
     Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or any announcement of placement on negative outlook, of the Company from that set forth in the General Disclosure
     Package and the Final Offering Circular, (iii) no dividend or distribution of any kind shall have been declared, paid or made by the Company, the
     Target or any of their respective subsidiaries on any class of their respective capital stock or membership interests, other than as provided under the Acquisition Agreement, (iv) no change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Purchasers, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (v) there shall not have occurred any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange nor any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-

                                      -26-

     counter market, nor any banking moratorium declared by any U.S. federal or
     New York authorities; (vi) there shall not have occurred any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed,
     (vii) there shall not have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Purchasers impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities and (viii) neither the
     Company, the Guarantors nor any of their respective subsidiaries, shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles in the United States and are not disclosed on the latest balance sheet or notes thereto included in the General Disclosure
     Package and Final Offering Circular, nor entered into any transaction not in the ordinary course of business, in each case, other than as provided under the Operative Documents and as disclosed in the General Disclosure
     Package and the Final Offering Circular. Since the date hereof and since the dates as of which information is given in the Preliminary Offering
     Circular, there has not occurred any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse
     Effect.

               (f) Officers' Certificate. The Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company and each Guarantor, by an executive officer and a principal financial or accounting officer thereof, in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers, confirming, as of the
     Closing Date, the matters set forth in paragraphs (a), (c), (d) and (e) of this Section 7 and that, as of the Closing Date, the obligations of the
     Company and each Guarantor to be performed hereunder on or prior thereto have been duly performed in all material respects.

               (g) Opinion of Counsel for Company. The Purchasers shall have received on the Closing Date an opinion and negative assurance letter, each dated the Closing Date and each in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers, of Paul,
     Weiss, Rifkind, Wharton & Garrison, LLP counsel for the Company, substantially to the effect set forth in Exhibit A and Exhibit B hereto.

               (h) Opinion of Local Counsel. The Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and counsel for the
     Purchasers, of (i) Troutman Sanders LLP, Georgia counsel for the Company, and (ii) Schwabe, Williamson & Wyatt, P.C., Oregon counsel for the Company, substantially to the effect set forth in Exhibit C1 and Exhibit C2 hereto.

                                      -27-

               (i) Opinion of General Counsel for Company. The Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers, of the General Counsel of the Company, substantially to the effect set forth in Exhibit D hereto.

               (j) Accountants' Comfort Letter for Company. At the time this
     Agreement is executed and at the Closing Date, the Purchasers shall have received from Ernst & Young LLP, independent auditors with respect to the
     Company and the Existing Guarantors, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the
     Purchasers and in form and substance reasonably satisfactory to the
     Purchasers and counsel for the Purchasers with respect to the financial statements and certain financial information contained in the Preliminary
     Offering Circular and the Final Offering Circular.

               (k) Accountants' Comfort Letter for Target. At the time this
     Agreement is executed and at the Closing Date, the Purchasers shall have received from Deloitte & Touche LLP, independent auditors with respect to the New Guarantors, dated as of the date of this Agreement and as of the
     Closing Date, customary comfort letters addressed to the Purchasers and in form and substance reasonably satisfactory to the Purchasers and counsel for the Purchasers with respect to the financial statements and certain financial information contained in the Preliminary Offering Circular and the Final Offering Circular.

               (l) Opinion of Counsel for Purchasers. The Purchasers shall have received, on the Closing Date, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, of Latham &
     Watkins LLP, counsel for the Purchasers, covering such matters as are customarily covered in such opinions.

               (m) Indenture. The Company, the Guarantors and the Trustee shall have entered into the Indenture, and the Purchasers shall have received counterparts, conformed as executed, thereof.

               (n) Registration Rights Agreement. The Company, the Guarantors
     and the Purchasers shall have entered into the Registration Rights
     Agreement and the Purchasers shall have received counterparts, conformed as executed, thereof.

               (o) Counterpart Signature Page. The Purchasers shall have
     received the counterpart signature page of this Agreement that shall have been executed and delivered by duly authorized officers of the New
     Guarantors.

               (p) New Senior Credit Facility. The New Senior Credit Facility
     shall continue to be in effect, substantially as described in the
     Preliminary Offering Circular and the Final Offering Circular, providing borrowings in an amount sufficient, together with the proceeds from the sale of the Offered Securities, to consummate the Acquisition.

               (q) Consummation of the Acquisition. The Acquisition, in
     accordance with the terms of the Acquisition Agreement, shall have been consummated prior to, or

                                      -28-

     simultaneously with, the purchase of and payment for the Offered Securities as provided in this Agreement.

               (r) Completion of the Tender Offer. A majority of the outstanding
     Existing Senior Notes shall have been validly tendered and not withdrawn pursuant to the Tender Offer and accepted for payment by the Company, and a supplemental indenture by and among the Company, the guarantors of the
     Existing Senior Notes and the trustee under the indenture under which the
     Existing Senior Notes were issued shall have been executed and delivered pursuant to the Tender Offer.

               (s) PORTAL. The Initial Notes shall have been approved for trading on PORTAL.

          The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the
Purchasers reasonably request.

          8. Indemnification and Contribution.

               (a) Indemnification of Purchasers. The Company, the Existing
     Co-Issuers, the Existing Guarantors and, upon execution by the New
     Co-Issuers and the New Guarantors of the counterpart signature page of this
     Agreement, the New Co-Issuers and the New Guarantors (as of the Closing
     Date) will, jointly and severally, indemnify and hold harmless each
     Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the
     Exchange Act (each, an "INDEMNIFIED PARTY"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified
     Party may become subject, under the Securities Act, the Exchange Act, other
     Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering
     Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation any Supplemental Marketing Material), the General Disclosure
     Package or the Exchange Act Reports (with respect to the portions of such
     Exchange Act Reports that are incorporated by reference into the
     Preliminary Offering Circular or the Final Offering Circular or any
     Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated
     therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any reasonable and documented legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever
     (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred;
     provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any

                                      -29-

     such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through
     Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

               (b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Existing
     Co-Issuers, the Existing Guarantors and, upon execution by the New
     Co-Issuers and the New Guarantors of the counterpart signature page of this
     Agreement, the New Guarantors (as of the Closing Date), each of their respective directors and each of their respective officers and the
     Guarantors and each person, if any, who controls the Company or such
     Guarantor within the meaning of Section 15 of the Securities Act or Section
     20 of the Exchange Act (each, a "PURCHASER INDEMNIFIED PARTY"), against any losses, claims, damages or liabilities to which such Purchaser Indemnified
     Party may become subject, under the Securities Act, the Exchange Act, other
     Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering
     Circular or the Final Offering Circular, in each case as amended or supplemented, any Issuer Free Writing Communication (including without limitation any Supplemental Marketing Material) or the General Disclosure
     Package or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Purchasers specifically for use therein, and will reimburse any reasonable and documented legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any
     Purchaser consists of the following information in the Preliminary and
     Final Offering Circular furnished on behalf of each Purchaser: under the caption "Plan of Distribution" paragraphs six and seven and the second sentence of paragraph 10, provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's or any Guarantor's failure to perform its obligations under Section 5(a) of this Agreement.

               (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b)
     above, notify the indemnifying party of

                                      -30-

     the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection
     (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b)
     above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party shall be liable for any settlement of the nature contemplated by Section 8(a) effected without its written consent only if
     (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (d) Contribution. If the indemnification provided for in this
     Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Fixed
     Rate Notes or the Floating Rate Notes, as applicable, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the
     Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Fixed Rate Notes or the Floating Rate Notes, as applicable,
     (before deducting expenses)

                                      -31-

     received by the Company bear to the total discounts and commissions with respect to the Fixed Rate Notes or the Floating Rate Notes, as applicable, received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
     (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).
     Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Fixed Rate Notes or the Floating Rate Notes, as applicable, purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The
     Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The
     Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

          9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Fixed Rate Notes or Floating Rate Notes hereunder and the aggregate principal amount of the Fixed Rate Notes or the Floating Rate
Notes, as applicable, that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the
Fixed Rate Notes or the Floating Rate Notes, as applicable, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Fixed
Rate Notes or Floating Rate Notes by other persons, including any of the
Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Fixed Rate Notes or Floating
Rate Notes that such defaulting Purchasers agreed but failed to purchase. If any
Purchaser or Purchasers so default and the aggregate principal amount of the
Fixed Rate Notes or the Floating Rate Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Fixed Rate
Notes or the Floating Rate Notes and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Fixed Rate Notes or Floating Rate Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this
Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

          10. Survival of Certain Representations and Obligations. The
respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant

                                      -32-

to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective purchasers, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of any series of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to
Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iv), (v) (other than a halt in trading of any securities of the Company) or (viii) of Section 7(e), the Company and the
Guarantors will reimburse the Purchasers for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

          11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue,
New York, N.Y. 10010-3629, Attention: LCD-IBD, with a copy to Latham & Watkins
LLP, 885 Third Avenue, New York, New York 10022, Attention: Peter Labonski, or,
if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Clarke American Corp., 10931 Laureate Drive,
San Antonio, Texas 78249, Attention: Chief Financial Officer; with a copy to
Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New
York, New York 10019, Attention: Lawrence G. Wee, provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in Section
5(b) hereof against the Company as if such holders were parties thereto.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. Absence of Fiduciary Relationship. The Company and the Guarantors
acknowledge and agree that:

               (a) No Other Relationship. The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the
     Guarantors and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering
     Circular or Final Offering Circular, irrespective of whether the Purchasers have advised or is advising the Company or the Guarantors on other matters;

                                      -33-

               (b) Arm's-Length Negotiations. The purchase price of the Offered
     Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the
     Purchasers and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

               (c) Absence of Obligation to Disclose. The Company has been and the Guarantors have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the
     Purchasers have no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

               (d) Waiver. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.

          15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The
City of New York in any suit or proceeding arising out of or relating to this
Agreement or the transactions contemplated hereby. The Company and the
Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

                                      -34-

If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Existing
Guarantors and the several Purchasers in accordance with its terms.

                                      -35-

                                          Very truly yours,

                                          CLARKE AMERICAN CORP.

                                          By: /s/ Judy C. Norris
                                              ---------------------------------
                                              Name:  Judy C. Norris
                                              Title: SVP, Secretary and
                                                     General Counsel

                                          B2DIRECT, INC.

                                          By: /s/ Judy C. Norris
                                              ---------------------------------
                                              Name:  Judy C. Norris
                                              Title: SVP, Secretary and
                                                     General Counsel

                                          CHECKS IN THE MAIL, INC.

                                          By: /s/ Judy C. Norris
                                              ---------------------------------
                                              Name:  Judy C. Norris
                                              Title: SVP, Secretary and
                                                     General Counsel

                                          CLARKE AMERICAN CHECKS, INC.

                                          By: /s/ Judy C. Norris
                                              ---------------------------------
                                              Name:  Judy C. Norris
                                              Title: SVP, Secretary and
                                                     General Counsel

                                          H ACQUISITION CORP.

                                          By: /s/ Judy C. Norris
                                              ---------------------------------
                                              Name:  Judy C. Norris
                                              Title: SVP, Secretary and
                                                     General Counsel

                               Purchase Agreement

                                      -36-

                                          HFS SCANTRON HOLDINGS CORP.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Vice President

                                          NEW CS, INC.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                                          NEW SCH, INC.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                                          NEW SCSFH, INC.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                                          NEW SFH, INC.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                               Purchase Agreement

                                      -37-

The foregoing Purchase Agreement
   is hereby confirmed and accepted
   as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Robert Kobre
    -----------------------------------
    Name:  Robert Kobre
    Title: Managing Director

BEAR, STEARNS & CO. INC.

By: /s/ Mark Bernstein
    -----------------------------------
    Name:  Mark Bernstein
    Title: Senior Managing Director

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Caesar W. Wyszomirski
    -----------------------------------
    Name:  Caesar W. Wyszomirski
    Title: Director

J.P. MORGAN SECURITIES INC.

By: /s/ John C. Gammage JR
    -----------------------------------
    Name:  John C. Gammage JR
    Title: Managing Director

                               Purchase Agreement

                                      -38-

          Each of the signatories below hereby acknowledges and agrees that it is a party to the Purchase Agreement and agrees to be bound by all of the obligations of a "Co-Issuer" or a "Guarantor" (as defined in the Purchase
Agreement), as applicable, under the Purchase Agreement. Each entity listed as a signatory below hereby acknowledges and agrees to all of the agreements and covenants of a "Co-Issuer" or a "Guarantor", as applicable, contained in the
Purchase Agreement and hereby makes all of the representations and warranties of the "Co-Issuers" or the "Guarantors, " as applicable, contained in the Purchase
Agreement, in each case as provided in the Purchase Agreement.

                                          JOHN H. HARLAND COMPANY

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                                          CENTRALIA HOLDING CORPORATION

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                                          HARLAND CHECKS AND SERVICES, INC.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                                          HARLAND FINANCIAL SOLUTIONS, INC.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Vice President and
                                                     Assistant Secretary

                               Purchase Agreement

                                      -39-

                                          HFS CORE SYSTEMS, INC.

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Vice President and
                                                     Assistant Secretary

                                          JOHN H. HARLAND COMPANY OF PUERTO RICO

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Assistant Secretary

                                          SCANTRON CORPORATION

                                          By: /s/ Edward P. Taibi
                                              ---------------------------------
                                              Name:  Edward P. Taibi
                                              Title: Vice President and
                                                     Assistant Secretary

                               Purchase Agreement

                                      -40-

                                    ANNEX IA

                               EXISTING GUARANTORS

                                 B2Direct, Inc.
                            Checks in the Mail, Inc.
                          Clarke American Checks, Inc.
                               H Acquisition Corp.
                           HFS Scantron Holdings Corp.
                                  New CS, Inc.
                                  New SCH, Inc.
                                 New SCSFH, Inc.
                                  New SFH, Inc.

                                    ANNEX IB

                                 NEW GUARANTORS

                             John H. Harland Company
                          Centralia Holding Corporation
                        Harland Checks and Services, Inc.
                        Harland Financial Solutions, Inc.
                             HFS Core Systems, Inc.
                     John H. Harland Company of Puerto Rico
                              Scantron Corporation

                                      -41-

                                    ANNEX IC

                                  SUBSIDIARIES

                                 B2Direct, Inc.
                          Centralia Holding Corporation
                            Checks in the Mail, Inc.
                          Clarke American Checks, Inc.
                             Galas Harland, SA de CV
                       Galas Harland Impresores, SA de CV
                        Harland Checks and Services, Inc.
                        Harland Financial Solutions, Inc.
                            Harland Mexico, SA de CV
                             HFS Core Systems, Inc.
                           HFS Scantron Holdings Corp.
                             John H. Harland Company
                     John H. Harland Company of Puerto Rico
                              Scantron Canada, Ltd.
                              Scantron Corporation
                                  Scantron Sarl

                                    ANNEX ID1

                               EXISTING CO-ISSUERS

                                 B2Direct, Inc.
                            Checks in the Mail, Inc.
                          Clarke American Checks, Inc.
                               H Acquisition Corp.
                                  New CS, Inc.
                                  New SCH, Inc.
                                 New SCSFH, Inc.
                                  New SFH, Inc.

                                    ANNEX ID2

                                 NEW CO-ISSUERS

                        Harland Checks and Services, Inc.
                        Harland Financial Solutions, Inc.
                             HFS Core Systems, Inc.
                             John H. Harland Company
                              Scantron Corporation

                                      -42-

                                    ANNEX IE

                                   GUARANTORS

                                 B2Direct, Inc.
                          Centralia Holding Corporation
                            Checks in the Mail, Inc.
                          Clarke American Checks, Inc.
                               H Acquisition Corp.
                        Harland Checks and Services, Inc.
                        Harland Financial Solutions, Inc.
                             HFS Core Systems, Inc.
                           HFS Scantron Holdings Corp.
                             John H. Harland Company
                     John H. Harland Company of Puerto Rico
                                  New CS, Inc.
                                  New SCH, Inc.
                                 New SCSFH, Inc.
                                  New SFH, Inc.
                              Scantron Corporation

                                      -43-

                                   SCHEDULE A

                                       PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
              PURCHASER                  FIXED RATE NOTES    FLOATING RATE NOTES
------------------------------------   -------------------   -------------------
Credit Suisse Securities (USA) LLC..        124,000,000           122,000,000
Bear, Stearns & Co. Inc.............         62,000,000            61,000,000
Citigroup Global Markets Inc........         62,000,000            61,000,000
J.P. Morgan Securities Inc..........         62,000,000            61,000,000
                                           ------------          ------------
   Total............................       $310,000,000          $305,000,000
                                           ============          ============

                                      -44-

                                   SCHEDULE B

 ISSUER FREE WRITING COMMUNICATIONS (INCLUDED IN THE GENERAL DISCLOSURE PACKAGE)

  Final term sheet, dated April 26, 2007 a copy of which is attached hereto as
                                 Schedule B-1.

                                      -45-

                                                                    Schedule B-1

                              CLARKE AMERICAN CORP.

                         9.5% FIXED RATE NOTES DUE 2015

                          FLOATING RATE NOTES DUE 2015

                               Pricing Term Sheet

                                Fixed Rate Notes                Floating Rate Notes
                         -----------------------------   --------------------------------

Issuer:                  Clarke American Corp.           Clarke American Corp.

Security Description:    Senior Notes                    Senior Floating Rate Notes

Face Amount:             $310,000,000                    $305,000,000

Maturity Date:           May 15, 2015                    May 15, 2015

Coupon:                  9.500%                          L + 475 bps

Offering Price:          $100.00                         $100.00

Yield to Maturity:       9.500%

Spread to Treasury:      487

Interest Payment Dates:  May 15 & November 15            February 15, May 15, August 15,
                                                         November 15

Commencing:              November 15, 2007               August 15, 2007

Equity Clawback:         Redeem until May 15, 2010 at    Redeem until May 15, 2009 at par
                         109.500% for up to 35.0%        plus the then applicable coupon
                                                         for up to 35.0%

Optional Redemption:     Callable, on or after the       Callable, on or after the
                         following dates, and at the     following dates, and at the
                         following prices:               following prices:

                         Date             Price          Date             Price
                         ----             -----          ----             -----
                         May 15, 2011     104.750%       May 15, 2009     102.000%

                         May 15, 2012     102.375%       May 15, 2010     101.000%

                         May 15, 2013     100.000%       May 15, 2011     100.000%
                         and thereafter                  and thereafter

Trade Date:              April 26, 2007                  April 26, 2007

Settlement Date:         May 1, 2007                     May 1, 2007

Other:                   o    Amounts available under Restricted Payments basket
                              (15) for Restricted Payments to Clarke's direct or
                              indirect parent companies shall not exceed $15
                              million in any fiscal year

                              (which may be carried over to the extent not
                              paid).

                         o    Clarke or any Restricted Subsidiary may incur
                              indebtedness, disqualified stock or preferred
                              stock to finance an acquisition under Permitted
                              Debt basket (o) if (1) after giving pro forma
                              effect to such acquisition (A) Clarke would be
                              permitted to incur $1.00 under the Fixed Charge
                              Coverage Ratio, or (B) the Fixed Charge Coverage
                              Ratio would be at least equal to or greater than
                              immediately prior to such acquisition, or (2)(A)
                              such indebtedness is not secured and is
                              subordinated to the Notes, (B) is not incurred
                              during a default and does not cause a default, (C)
                              does not mature or become redeemable prior to the
                              Notes, and (D) if not subordinated on market
                              terms, is not incurred in contemplation of the
                              acquisition; provided, however, in the case of
                              clause (2) only, Clarke and its Restricted
                              Subsidiaries may not incur any such indebtedness
                              unless (after giving pro forma effect to such
                              acquisition) the Fixed Charge Coverage Ratio would
                              be at least 1.75 to 1.0.

                         o    The definition "Excess Designated Proceeds" means
                              with respect to any Designated Asset Sale (i) 100%
                              of the net proceeds from such sale if after giving
                              pro forma effect thereto, but before applying any
                              portion of the Net Proceeds thereof to prepay,
                              purchase or retire any Indebtedness the
                              consolidated Leverage Ratio of Clarke and its
                              Restricted Subsidiaries is no greater than 4.0 to
                              1.0 and is no greater than the Consolidated
                              Leverage Ratio in effect immediately prior to such
                              Designated Asset Sale, or (ii) that portion of the
                              Net Proceeds of such Designated Asset Sale that
                              remains after giving effect to the prepayment,
                              purchase or other retirement of Indebtedness of
                              the type permitted to be prepaid, purchased or
                              otherwise retired under the Asset Sale covenant in
                              an amount sufficient such that the Consolidated
                              Leverage Ratio of Clarke and its Restricted
                              Subsidiaries after giving effect to the Designated
                              Asset Sale and such prepayment, purchase or other
                              retirement is no greater than 4.0 to 1.0 and is no
                              greater than the Consolidated Leverage Ratio in
                              effect immediately prior to such Designated Asset
                              Sale and application of Net Proceeds and (iii) in
                              either case of (i) or (ii), any non-cash proceeds
                              of any Designated Asset Sale.

                                    EXHIBIT A

         FORM OF OPINION OF PAUL WEISS, RIFKIND, WHARTON & GARRISON LLP

                                   May 1, 2007

Credit Suisse Securities (USA) LLC
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

          We have acted as special counsel to Clarke American Corp., a Delaware corporation (the "Company") and the entities listed on Schedule I hereto (the
"Guarantors") in connection with the Purchase Agreement (the "Purchase
Agreement"), dated as of April 26, 2007, among the Initial Purchasers named on
Schedule A thereto (the "Initial Purchasers"), the Company and the Guarantors
listed on Schedule II hereto (the "Existing Guarantors"), relating to the purchase today by the Initial Purchasers of $310.0 million in aggregate principal amount of 9 1/2% Senior Fixed Rate Notes due 2015 (the "Fixed Rate
Notes") and $305.0 million aggregate principal amount of Senior Floating Rate
Notes due 2015 (together with the Fixed Rate Notes, the "Notes"), which are co-issued by the Company and the entities listed on Schedule III hereto (the
"Co-Issuers") and guaranteed by the Guarantors. The Notes are to be issued under an Indenture, dated as the date of this letter (the "Indenture"), among the
Company, the Guarantors and Wells Fargo Bank, N.A., as Trustee (the "Trustee").
This letter is being furnished at the request of the Company as contemplated by
Section 7(g) of the Purchase Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the
Purchase Agreement.

          In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

          1.   the Purchase Agreement;

          2.   the Indenture;

          3.   the Registration Rights Agreement, dated as of the date of this letter (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers;

          4.   the Notes to be issued on the date of this letter, including the guarantees endorsed thereon (the "Guarantees");

          5.   the form of Exchange Note (the "Exchange Note") attached as an exhibit to the Indenture, including the form of guarantees to be endorsed thereon (the "Exchange Guarantees");

          6.   the Agreement and Plan of Merger, dated as of December 19, 2006
               (the "Merger Agreement") by and among John H. Harland Company, M
               & F Worldwide Corp. and H Acquisition Corp.;

          7.   the Credit Agreement, dated as of April 4, 2007 (the "Credit
               Agreement"), among the Company, as Borrower, the financial institutions party thereto, as the Lenders, and Credit Suisse,
               Cayman Islands Branch, as Administrative Agent and Collateral
               Agent, and certain subsidiaries of the Company from time to time party thereto, as Subsidiary Co-Borrowers;

          8.   the Preliminary Offering Circular regarding the Notes, dated
               April 13, 2007 (the "Preliminary Offering Circular") and the
               General Disclosure Package;

          9.   the Offering Circular regarding the Notes, dated April 26, 2007
               (the "Final Offering Circular"); and

          10.  the Joinder Agreement (the "Joinder Agreement") executed by the
               Guarantors listed on Schedule IV hereto (the "New Guarantors") as a separate signature page to the Purchase Agreement.

In addition, we have examined: (i) such corporate records of the Company and each Guarantor incorporated in the State of Delaware or the State of New York
(each a "Covered Guarantor") that we have considered appropriate, including the certificate of incorporation, as amended, and by-laws, as amended, of the
Company and each Covered Guarantor certified by such entity as in effect on the date of this letter (collectively, the "Charter Documents") and copies of resolutions of the boards of directors of the Company and of the Covered
Guarantors relating to the issuance of the Notes and the Guarantees, each certified by the relevant entity; and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company and the Guarantors, the factual matters contained in the representations and warranties of the
Company and the Guarantors made in the Purchase Agreement and upon certificates of public officials and the officers of the Company and the Guarantors.

          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other

                                      A-2

documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, that (i) each Guarantor (other than the Covered Guarantors) (each a "Non-Covered Guarantor") is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) each
Non-Covered Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the
Registration Rights Agreement, the Indenture, the Notes, the Exchange Notes, the
Guarantees, the Exchange Guarantees and the Joinder Agreement (to the extent a party thereto), (iii) the execution, delivery and performance of the Purchase
Agreement, the Registration Rights Agreement, the Indenture, the Notes, the
Exchange Notes, the Guarantees, the Exchange Guarantees and the Joinder
Agreement have been duly authorized by all necessary corporate action by each
Non-Covered Guarantor (to the extent a party thereto) and do not violate the organizational documents of such Non-Covered Guarantor or the laws of such
Non-Covered Guarantor's jurisdiction of organization and (iv) the due execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the
Indenture, the Notes, the Exchange Notes, the Guarantees, the Exchange
Guarantees and the Joinder Agreement by each Non-Covered Guarantor (to the extent a party thereto) under the laws of its jurisdiction of organization. We have also assumed (i) that you have complied with all of your obligations and agreements arising under the Registration Rights Agreement, (ii) that the
Registration Rights Agreement represents a valid and legally binding obligation of yours, (iii) that the Indenture has been duly authorized and executed by, and represents a valid and legally binding obligation of, the Trustee and (iv) the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to you today.

          Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company and the Covered
Guarantors in connection with the Transactions and without any independent verification.

          Based upon the above, and subject to the stated assumptions, exceptions and qualifications stated below, we are of the opinion that:

          1. Each of the Company and the Covered Guarantors incorporated in
Delaware has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Covered Guarantor incorporated in
New York is a subsisting corporation in good standing validly existing under the laws of the State of New York. Each of the Company and the Covered Guarantors is
duly qualified to carry on business and is in good standing as a foreign corporation in the respective jurisdictions listed in Schedule V to this opinion.

          2. Each of the Company and the Covered Guarantors has all necessary corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture,
the Notes, the Exchange Notes, the Guarantees, the Exchange Guarantees and the
Joinder Agreement (in each case, to the extent it is a party thereto) and to own and hold its properties and conduct its business as described in the General
Disclosure Package and the Final Offering Circular.

                                      A-3

          3. The Notes have been duly authorized by the Company and each
Co-Issuer incorporated in the State of Delaware. The Notes, when duly executed, issued and delivered by the Company and the Co-Issuers against payment as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company and each of the Co-Issuers entitled to the benefits of the Indenture and enforceable against the Company and each of the Co-Issuers in accordance with their terms, except that enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description contained in the General Disclosure Package and the Final Offering Circular under the caption
"Description of Notes."

          4. The Indenture has been duly authorized, executed and delivered by the Company and each Covered Guarantor. The Indenture is a valid and legally binding obligation of the Company and each Guarantor, enforceable against the
Company and each Guarantor in accordance with its terms, except that enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description contained in the General Disclosure Package and the Final Offering
Circular under the caption "Description of Notes." The Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified under that Act.

          5. The Guarantees have been duly authorized by each Covered Guarantor.
When the Notes are duly executed, issued and delivered by the Company and the
Co-Issuers against payment as provided in the Purchase Agreement and duly authenticated by the Trustee, the Guarantee of each Guarantor will be a valid and legally binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that enforceability of the
Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The
Guarantees conform in all material respects to their description contained in the General Disclosure Package and the Final Offering Circular under the caption
"Description of Notes."

          6. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Existing Guarantor that is a Covered
Guarantor. The Joinder Agreement has been duly authorized, executed and delivered by each New Guarantor that is a Covered Guarantor.

          7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Covered Guarantor. The
Registration Rights Agreement is a valid and legally binding obligation of the
Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that enforceability of the

                                      A-4

Registration Rights Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable. The Registration Rights Agreement conforms in all material respects to its description in the General Disclosure Package and the Final
Offering Circular under the caption "Description of Notes."

          8. The Exchange Notes have been duly authorized by the Company and each Co-Issuer incorporated in the State of Delaware. The Exchange Notes, when duly executed, issued and delivered by the Company and the Co-Issuers as provided in the Indenture and the Registration Rights Agreement, and when duly authenticated by the Trustee, will constitute valid and legally binding obligations of the Company and the Co-Issuers entitled to the benefits of the
Indenture and enforceable against the Company and the Co-Issuers in accordance with their terms, except that enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Exchange Notes, when issued and delivered, will conform in all material respects to the description contained in the General Disclosure Package and the Final Offering Circular
under the caption "Description of Notes."

          9. The Exchange Guarantees have been duly authorized by each Covered
Guarantor. When the Exchange Notes are duly executed, issued and delivered by the Company and the Co-Issuers as provided in the Indenture and the Registration
Rights Agreement, the Exchange Guarantee of each Guarantor will be a valid and legally binding obligation of each such Guarantor, enforceable against each such
Guarantor in accordance with its terms, except that enforceability of the
Exchange Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity
(regardless of whether enforceability is considered in a proceeding in equity or at law); and the Exchange Guarantees, when issued and delivered, will conform in all material respects to the description contained in the General Disclosure
Package and the Final Offering Circular under the caption "Description of
Notes."

          10. The statements in the Final Offering Circular under the caption
"Notice to Investors," to the extent that they constitute summaries of United
States federal statutes, rules and regulations, or portions of them, are accurate in all material respects. The statements in the Final Offering Circular under the heading "Certain United States Federal Income Tax Considerations," to
the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

          11. Based upon the representations, warranties and agreements of the
Company and the Guarantors in Section 2 and Section 5 of the Purchase Agreement
and of the Initial Purchasers in Section 4 of the Purchase Agreement, it is not
necessary in connection with

                                      A-5

the offer, sale and delivery of the Notes (including the Guarantees) to the
Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Notes (including the Guarantees) by the Initial Purchasers in accordance with Section 3 and Section 4 of the Purchase Agreement to register the Notes or the Guarantees under the Act or to qualify the Indenture under the
Trust Indenture Act of 1939, as amended, it being understood that we express no opinion as to any subsequent resale of the Notes.

          12. Based upon the representations, warranties and agreements of the
Company and the Guarantors in Section 2 and Section 5 of the Purchase Agreement
and of the Initial Purchasers in Section 4 of the Purchase Agreement, (A) the
compliance by the Company and each Guarantor with all of the provisions of the
Purchase Agreement, the Registration Rights Agreement, the Credit Agreement and
the Indenture (in each case, to the extent it is a party thereto), and (B) the issuance and sale of the Notes by the Company and the Co-Issuers and the issuance of the Guarantees by the Guarantors will not (i) result in a violation of the Charter Documents of the Company or any of the Covered Guarantors, (ii)
breach or result in a default under any agreement, indenture or instrument filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (after giving effect to the modifications thereto effected by the Transactions) or (iii) violate Applicable
Law or any judgment, order or decree of any court or arbitrator known to us, except, in the case of clauses (ii) or (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this letter, the term "Applicable Law" means the General Corporation Law of the State of
Delaware (the "GCL") and those laws, rules and regulations of the United States of America and the State of New York, in each case, which in our experience are normally applicable to the transactions of the type contemplated by the Purchase
Agreement, except that "Applicable Law" does not include the securities laws of any applicable jurisdiction.

          13. Based upon the representations, warranties and agreements of the
Company and the Guarantors in Section 2 and Section 5 of the Purchase Agreement
and of the Initial Purchasers in Section 4 of the Purchase Agreement, no
consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company and the Guarantors under any Applicable
Law for (A) the issuance or sale of the Notes by the Company and of the
Guarantees by the Guarantors or (B) the performance by the Company and the
Guarantors of their obligations under the Purchase Agreement, the Registration
Rights Agreement, the Credit Agreement and the Indenture, (i) except as may be required in connection with the registration of the Notes (including the
Guarantees) and the Exchange Notes (including the Exchange Guarantees) under the
Registration Rights Agreement, (ii) except for such consents as have been or will be obtained or made on or prior to the closing date of the Acquisition,
(iii) except for such filings and recordings required to perfect liens under the documents executed in connection with the Credit Agreement and (iv) except where failure to obtain such consent, approval, authorization, order, filing, registration or qualification could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.
For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

                                      A-6

          14. The Company is not and, after giving effect to the offering and sale of the Notes and the application of their proceeds as described in the
Final Offering Circular under the heading "Use of Proceeds," will not be required to be registered as an investment company under the Investment Company
Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                      * * *

          The opinions expressed above are limited to the laws of the State of
New York, the GCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

          This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

                                                 Very truly yours,

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

                                      A-7

                                    EXHIBIT B

                        FORM OF NEGATIVE ASSURANCE LETTER

                                   May 1, 2007

Credit Suisse Securities (USA) LLC
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

          We have acted as special counsel to Clarke American Corp., a Delaware corporation (the "Company") and the entities listed on Schedule I to the Opinion
(as defined below) (the "Guarantors") in connection with the Purchase Agreement
(the "Purchase Agreement"), dated as of April 26, 2007, among the Initial
Purchasers named on Schedule A thereto (the "Initial Purchasers"), the Company and the Guarantors listed on Schedule II to the Opinion, relating to the purchase today by the Initial Purchasers of $310,000,000 in aggregate principal amount of 9 1/2% Senior Fixed Rate Notes due 2015 (the "Fixed Rate Notes") and
$305,000,000 aggregate principal amount of Senior Floating Rate Notes due 2015
(together with the Fixed Rate Notes, the "Notes"), which are co-issued by the
Company and the entities listed on Schedule III to the Opinion and guaranteed by the Guarantors. This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the
"Opinion") under the Purchase Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.

          The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information.
In addition, many determinations involved in the preparation of the Preliminary
Offering Circular regarding the Notes, dated April 13, 2007 (together with the information incorporated by reference therein, the "Preliminary Offering
Circular") and the Final Offering Circular regarding the Notes, dated April 26,
2007 (together with the information incorporated by reference therein, the
"Final Offering Circular") are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the
Preliminary Offering Circular, the Final Offering Circular or the

                                      B-1

documents incorporated by reference therein (other than as explicitly stated in paragraphs 3, 4, 5, 7 and 10 of the Opinion).

          In the course of acting as special counsel to the Company and the
Guarantors in connection with the offering of the Notes, we have participated in conferences and telephone conversations with officers and other representatives of the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Preliminary
Offering Circular, the Final Offering Circular and related matters were discussed. Based upon such participation (and relying as to materiality with respect to factual matters to the extent we deemed reasonable on officers, employees and other representatives of the Company and its subsidiaries), we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of the Applicable
Time, the Preliminary Offering Circular, when taken together with the Pricing
Information (as defined below) (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from the information incorporated by reference, or included in or omitted from the Pricing Information, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) at the time the Final Offering Circular was issued or on the Closing Date, the Final Offering Circular (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from the information incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this letter, the term "Pricing Information" means the information reflected on
Schedule B-1 of the Purchase Agreement.

          This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

                                              Very truly yours,

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

                                      B-2

                                   EXHIBIT C1

                       FORM OF OPINION OF GEORGIA COUNSEL

                                   May 1, 2007

Credit Suisse Securities (USA) LLC
Bear Stearns & Co. Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York  10010-3629

          Re: Purchase Agreement

Ladies and Gentlemen:

     We have acted as special Georgia counsel for H Acquisition Corp., a Georgia corporation ("H Acquisition"), New SCH, Inc., a Georgia corporation ("New SCH"),
John H. Harland Company, a Georgia corporation ("Harland"), Harland Checks and
Services Inc., a Georgia corporation ("Checks and Services"), Centralia Holding
Corporation, a Georgia corporation ("Centralia"), and John H. Harland Company of
Puerto Rico, a Georgia corporation ("Puerto Rico" and, together with H
Acquisition, New SCH, Harland, Checks and Services, and Centralia, the
"Companies"), in connection with that certain Purchase Agreement dated as of
April 26, 2007 (the "Purchase Agreement"), among the Initial Purchasers named on
Schedule A thereto (the "Initial Purchasers"), Clarke American Corp., a Delaware
corporation ("Clarke American"), H Acquisition, New SCH and the other guarantors party thereto, relating to the purchase by the Initial Purchasers of
$310,000,000 in aggregate principal amount of 9.50% Senior Fixed Rate Notes due
2015 (the "Fixed Rate Notes") and $305,000,000 in aggregate principal amount of
Senior Floating Rate Notes due 2015 (the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes"), which are co-issued by Clarke American, each of the Companies and the other Co-Issuers listed on Exhibit B attached hereto, and guaranteed by the Companies and certain the other Guarantors listed on Exhibit B attached hereto. The Notes are to be issued under an Indenture, dated the date of this letter (the "Indenture"), among Clarke American, the
Companies and other Guarantors listed on Exhibit B attached hereto, and Wells
Fargo Bank, N.A., as Trustee (the "Trustee"). This letter is being furnished at the request of Clarke American and the Companies as contemplated by Section 7(h)
of the Purchase Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase
Agreement.

                                      C-1

     In that connection, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following documents:

     (a) the Purchase Agreement;

     (b) the Indenture;

     (c) the Registration Rights Agreement, dated as of the date of this letter
(the "Registration Rights Agreement"), among Clarke American, the Companies and certain other guarantors identified therein, and the Initial Purchasers;

     (d) the Notes to be issued on the date of this letter, including the guarantees endorsed thereon (the "Guarantees");

     (e) the Agreement and Plan of Merger, dated as of December 19, 2006 (the
"Merger Agreement") by and among Harland, M&F Worldwide Corp. and H.
Acquisition;

     (f) the articles of incorporation and bylaws for each of the Companies listed on EXHIBIT A attached hereto (collectively, the "Constituent Documents");
and

     (g) Unanimous Written Consent of the Board of Directors of each of the
Companies, each dated April __, 2007 (the "Resolutions").

     In rendering our opinions we have also examined such certificates of public officials, company documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinions herein expressed.
The documents set forth in clauses (a) through (e) above are hereinafter referred to collectively as the "Note Documents".

     In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal competency of natural persons, the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies, and the authenticity of the originals of such latter documents.

     We have also assumed, for the purposes of the opinions herein expressed, that:

     (i) each party to the Note Documents (other than the Companies) is duly organized or formed, validly existing and in good standing under the laws of the state of its organization or incorporation and, to the extent required, is duly qualified as a foreign corporation or entity, authorized to transact business in the State of Georgia;

     (ii) each party to the Note Documents (other than the Companies) has all requisite power and authority to enter into and perform under the Note Documents to which it is a party;

     (iii) the Note Documents have been duly authorized by each party thereto
(other than the Companies);

     (iv) the Note Documents have been duly executed and delivered by each party thereto (other than the Companies);

                                      C-2

     (v) each of the parties to the Note Documents, in taking any action under the Note Documents in respect to either of the Companies, will comply with any standard of conduct generally applicable to it (including, without limitation, any requirement that such party act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law);

     (vi) all of the Note Documents and the Merger Agreement would be enforced as written and would be interpreted as though Georgia law were applicable thereto, regardless of the choice of law provision contained in such Note
Documents; and

     (vii) the performance by the Companies of their respective obligations under the Note Documents, and the consummation of the transactions under the
Note Documents (including, without limitation, the Transactions), will not either (1) result in such Company not being able to pay its debts as they become due in the usual course of its business, or (2) result in such Company's total assets being less than the sum of its total liabilities.

     We have represented the Companies as special Georgia counsel solely in connection with this Opinion Letter and in connection with the transactions contemplated by the Note Documents. We have not otherwise represented the
Companies in connection with the Note Documents or in connection with any other matter in which they seek legal advice or representation, and we are not privy to any of the details pertaining to the operations and business affairs of the
Companies. Accordingly, as to the factual matters forming the basis of our opinions, we have relied upon (1) a Secretary's Certificate of the Secretary of each Company as to certain matters, (2) a certificate of an officer of each of the Companies as to certain matters, (3) the Constituent Documents and the
Resolutions, and (4) the representations and warranties of the Companies contained in the Note Documents, which we have assumed to be true and correct.
We have not undertaken any independent review or investigation at this time to determine the existence or absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact of our representation as counsel to the Companies.

     Based upon the foregoing and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

     1. Each Company (a) is a corporation validly existing under the laws of the
State of Georgia; and (b) has all requisite corporate power to execute, deliver and perform its obligations under the Note Documents to which it is a party, and to own and hold its properties and to conducts is business as currently conducted.

     2. The execution, delivery and performance by each Company of its obligations under the Note Documents to which such Company is party have been duly authorized by all necessary corporate power on the part of such Company.
Each of the Note Documents to which each Company is party has been duly executed and delivered by such Company.

     3. The execution, delivery, and performance by each Company of its obligations under the Note Documents to which it is party, do not (a) contravene such Company's Constituent Documents; or (b) violate any applicable Georgia statute, rule, or regulation.

                                      C-3

     4. Based on the representations, warranties and agreements of the Companies contained in Section 2 and Section 5 of the Purchase Agreement and of the
Initial Purchasers in Section 4 of the Purchase Agreement, the execution, delivery and performance by each Company of the Merger Agreement, and the merger of H Acquisition with and into Harland (the "Merger") would not (i) contravene the Constituent Documents, or (b) violate any applicable Georgia statute, rule or regulation.

     5. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority of the State of Georgia is required of H
Acquisition or Harland as a condition to the due execution, delivery and performance by such Company of the Merger Agreement or consummation of the
Merger, except for the filing of articles of merger with the Secretary of State of Georgia to effect the Merger.

     6. Based upon the limitations and qualifications set forth herein, we confirm to you that each of the Companies is qualified to transact business as a foreign qualification in the respective states set forth on Exhibit C attached hereto. The foregoing statement is based solely upon certificates provided by agencies of those states, copies of which the Companies have delivered to you, and is limited to the meaning ascribed to such certificates by each applicable state agency.

     In addition to the other limitations, assumptions and qualifications contained herein, the opinions set forth herein are subject to:

     (a) the effect of, and we express no opinion with respect to, any applicable bankruptcy, insolvency, reorganization, fraudulent transfer
(including without limitation, the Georgia Uniform Fraudulent Transfer Act), moratorium or similar laws affecting creditors' rights generally and to possible judicial action giving effect to governmental actions affecting creditors'
rights;

     (b) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing
(regardless of whether considered in a proceeding in equity or at law);

     (c) the limitation that we express no opinion as to (1) the enforceability of the Note Documents; (2) the creation, attachment, validity, or perfection of any Lien in any collateral described in any Note Document; (3) the priority of any Lien created pursuant to any of the Note Documents; (4) title to any property covered by any Lien; (5) the applicability or effect on the Note
Documents of laws of any county, town, municipality or other political subdivision of the State of Georgia; (6) the applicability or effect of state or federal securities laws; (7) the applicability or effect of state or federal tax laws; and (8) the applicability or effect of laws relating to interest and usury; and

     (d) the limitation that our opinion set forth in numbered paragraphs 3(b)
and 4(b) are limited to statutes, rules, or regulations which would either prohibit the performance of the Note Documents by any Company or result in a fine, penalty or other similar sanction on any Company.

                                       C-4

     The opinions hereinabove expressed are limited to the laws of the State of
Georgia, to the extent applicable thereto.

     The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guarantees or warranties and should not be construed as such. This opinion speaks as of the date hereof, and by rendering our opinion, we do not undertake to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

                                        Very truly yours,

                                       C-5

                                   EXHIBIT C2

                        FORM OF OPINION OF OREGON COUNSEL

                                   May 1, 2007

Credit Suisse Securities (USA) LLC
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

     Re: New SFH, Inc. and Harland Financial Solutions, Inc.

     Ladies and Gentlemen:

     We have acted as special Oregon counsel to Harland Financial Solutions,
Inc., an Oregon corporation ("HARLAND") and New SFH, Inc., an Oregon corporation
("SFH" and, together with Harland, the "COMPANIES"). Harland will be the surviving corporation in a merger with SFH which will become effective on the date of this letter pursuant to an Agreement and Plan of Merger dated May 1,
2007 (the "OREGON MERGER AGREEMENT"). This opinion is delivered in connection with the Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of April 26,
2007, among the Initial Purchasers named on Schedule A thereof (the "INITIAL
PURCHASERS") and Clarke American Corp., a Delaware corporation ("CLARKE
AMERICAN") and the guarantors listed on Schedule II hereto (the "GUARANTORS"), including the Companies, relating to the purchase today by the Initial
Purchasers of $310,000,000 in aggregate principal amount of 9.50% Senior Fixed
Rate Notes due 2015 (the "FIXED RATE NOTES") and $305,000,000 aggregate principal amount of Senior Floating Rate Notes due 2015 (the "FLOATING RATE
NOTES" and, together with the Fixed Rate Notes, the "NOTES,") which are co-issued by Clarke American and the companies listed on Schedule I hereto and guaranteed by the Guarantors. The Notes are to be issued under the Indenture, dated as the date of this letter (the "INDENTURE"), among Clarke American, the
Guarantors, including the Companies, and Wells Fargo Bank, N.A., as Trustee.
This opinion is being furnished at the request of the Companies as contemplated by Section 7(h) of the Purchase Agreement. We have not represented either of the
Companies in the negotiation or preparation of the Transaction Documents (as defined below). Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.

     In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

     1. the Purchase Agreement;

     2. the Indenture;

                                      C-6

     3.   the Registration Rights Agreement, dated as of the date of this letter
          (the "REGISTRATION RIGHTS AGREEMENT"), among Clarke American, the
          Guarantors, including the Companies, and the Initial Purchasers;

     4.   the Notes issued on the date of this letter;

     5.   the Oregon Merger Agreement;

     6.   the Offering Circular dated April 26, 2007 regarding the Notes (the
          "FINAL OFFERING CIRCULAR");

     7.   copies of resolutions adopted by the board of directors and sole shareholder of each of the Companies, and certified to us by the secretary of each of the Companies as being complete and in full force and effect as of the date of this opinion letter;

     8.   the articles of incorporation of each of the Companies, as certified by the Oregon Secretary of State as of April [__], 2007, and further certified to us by the secretary of each of the Companies as being complete and in full force and effect as of the date of this opinion letter;

     9.   the bylaws of each of the Companies certified to us by the secretary of each of the Companies as being complete and in full force and effect as of the date of this opinion letter;

     10.  a certificate of [Edward P. Taibi, Assistant Secretary] of each of the
          Companies, dated the same date as this opinion, a copy of which is attached to this opinion letter ("OFFICER'S CERTIFICATE"); and

     11.  a certificate of existence relating to each of the Companies issued by the Secretary of the State of Oregon on April [__], 2007
          (collectively, "STATE CERTIFICATE").

     Those documents identified as items 1 through 4 are referred to as the
"TRANSACTION DOCUMENTS." Those documents identified as items 8 and 9 are referred to as the "CHARTER DOCUMENTS."

     In addition, we examined the originals, or copies certified to our satisfaction, of such other corporate records of each of the Companies, certificates of public officials and of officers of each of the Companies, and agreements, instruments and other documents, as we deemed necessary for providing the opinions expressed below.

                     ASSUMPTIONS AND SCOPE OF INVESTIGATION

     In rendering this opinion, we assume without inquiry or investigation: (i)
the authenticity and completeness of all documents submitted to us as originals;
(ii) the legal competence and capacity of all natural persons who are signatories to the Transaction Documents and Oregon Merger Agreement; (iii) the
conformity to original documents of all documents submitted to us as copies;
(iv) that all signatures on all documents submitted to us are genuine; (v) the truthfulness, accuracy and completeness of all warranties and representations of each of the Companies set forth in the Transaction Documents and Oregon Merger
Agreement; (vi) the Transaction Documents and Oregon Merger Agreement are
necessary or convenient to carry out the business and affairs of each of the
Companies; (vii) the Transaction Documents and Oregon Merger Agreement are for
each Companies' own benefit and will promote or protect each of the

                                      C-7

Companies' own rights or property interest and will accomplish some legitimate object of financial benefit to them; (viii) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the laws of the States of Oregon are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in Oregon, and are in a format that makes legal research reasonably feasible; (ix) that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the State of Oregon has specifically addressed and has established its unconstitutionality or invalidity; and (x) each of the parties to the
Transaction Documents and Oregon Merger Agreement, in taking any action under the Transaction Documents and Oregon Merger Agreement in respect to each of the
Companies, will comply with any standard of conduct generally applicable to it
(including, without limitation, any requirement that such party act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law).

     As to questions of fact material to such opinions, we have, without independent inquiry or investigation, relied upon the State Certificate and the
Officer's Certificate. With respect to the State Certificate, we disclaim any responsibility for any changes that may have occurred with respect to the status of the Companies from and after the date of the State Certificate. We also assume, without independent inquiry or investigation that the State Certificate and the public record upon which it is based are accurate and complete. We assume that the knowledge and awareness of the individual delivering the
Officer's Certificate are full and complete as to all matters addressed in the
Officer's Certificate.

     Based upon the foregoing and subject to the qualifications, disclaimers, assumptions and limitations set forth herein, we are of the following opinion:

     1. Each of the Companies is a corporation duly incorporated and validly existing under the laws of the State of Oregon.

     2. Each of the Companies has all necessary corporate power and authority to
(a) execute, deliver and perform its obligations under the Transaction Documents and (b) own and hold its properties and conduct its business as described in the
Final Offering Circular.

     3. Each of the Transaction Documents has been duly authorized by each of the Companies.

     4. Assuming that each of the Transaction Documents and Oregon Merger
Agreement constitutes the legal, valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with its terms,
(A) the compliance by each of the Companies with all of the provisions of the
Purchase Agreement, the Registration Rights Agreement and the Indenture and the
performance of their respective obligations thereunder, and (B) the issuance and sale of the Notes by each of the Companies and the use of proceeds therefrom as set forth in the Final Offering Circular, will not result in a violation of the
Charter Documents of the Companies.

                                      C-8

                                   DISCLAIMERS

     The opinions expressed herein are subject to and qualified by the following disclaimers:

     1. Regardless of the states in which members of this firm are licensed to practice, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Oregon.

     2. This opinion letter is provided to you as a legal opinion only and not as a guarantee of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

     3. This opinion letter is rendered at the request of the Companies as a requirement for closing. This opinion letter does not establish any attorney-client relationship between this firm and any addressee. Nothing contained in this opinion letter will be deemed to constitute a waiver of the attorney-client privilege between this firm and the Companies.

     4. We express no opinion as to any matter relating to: (a) the adequacy or existence of the consideration for the obligations under the Transaction
Documents; (b) the accuracy or completeness of any financial, accounting, or statistical information furnished to any party by the Companies; (c) the financial status of the Companies; (d) the ability of the Companies to meet their obligations under the Transaction Documents; (e) the accuracy or completeness of any representations made by the Companies; or (f) the effect of fraudulent transfer and fraudulent conveyance laws.

     5. This statement is included in accordance with IRS regulations: Any U.S.
federal tax advice expressed in this opinion is limited to the federal tax issues expressly addressed in it. Additional issues may exist that could affect federal tax treatment of the transaction or matter that is the subject of this opinion, and this opinion does not consider or provide conclusions with respect to such issues. With respect to any significant federal tax issues outside the limited scope of this opinion, nothing in this opinion can be used by any person for the purpose of avoiding penalties that may be imposed on that person.

                                  MISCELLANEOUS

     This opinion has been rendered to you in connection with the transaction described herein solely for your benefit and is not to be quoted in whole or in part or otherwise referred to, used, or relied upon by any person or entity other than you, your legal counsel and any governmental or quasi-governmental bodies with jurisdiction over you. This opinion is rendered as of the date set forth above, and we disclaim any obligation to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise to update this opinion.

                                        Respectfully submitted,

                                        Schwabe, Williamson & Wyatt, P.C.

                                       C-9

                                    EXHIBIT D

                       FORM OF OPINION OF GENERAL COUNSEL

May 1, 2007

Credit Suisse Securities (USA) LLC
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

     Reference is made to the purchase agreement dated April 26, 2007 among
Clarke American Corp. (the "Company"), the co-issuers and the guarantors party thereto as of the date thereof, the guarantors party thereto as of the date of this opinion and Credit Suisse Securities (USA) LLC, Bear, Stearns & Co. Inc.,
Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (collectively, the
"Initial Purchasers") (the "Purchase Agreement"). This opinion is being delivered pursuant to Section 7(i) of the Purchase Agreement. Capitalized terms used herein and not defined shall have the meanings set out in the Purchase
Agreement.

          1. Each of Company and its subsidiaries is not and as a result of the consummation of the Transactions will not be, (a) in violation of its charter or bylaws or other organizational documents, (b) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (c) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees)
applicable to it or any of its assets or properties (whether owned or leased), that, individually or in the aggregate, would reasonably be expected to have a
Material Adverse Effect.

          2. There is (a) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending or, to my knowledge, threatened or contemplated, to which the Company and its subsidiaries is or may be a party or to which the business or property of the Company and its subsidiaries is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that to my knowledge has been proposed by any governmental agency, body or authority or administrative agency, and (c) no injunction, restraining order or order of any nature by a federal or state court or foreign court of

                                      D-1

competent jurisdiction to which the Company and its subsidiaries is or may be subject or to which the business, assets, or property of the Company and its subsidiaries is or may be subject, that, in the case of clauses (a), (b) and (c)
above, (1) is required to be disclosed in the Final Offering Circular and that is not disclosed, or (2) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          3. Except as described in the Final Offering Circular, all of the outstanding shares of capital stock of each subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          4. There are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock, membership interests or other equity interests of the Company or its subsidiaries.

          5. There are no holders of securities of the Company or its subsidiaries who, by reason of the execution by the Company and the Guarantors of the Purchase Agreement or any other Operative Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them other than pursuant to the
Registration Rights Agreement.

The foregoing opinions are subject to the following qualifications and limitations:

          A. The opinions expressed herein are based on and limited to the laws of the State of New York and the General Corporate Law of the State of Delaware,
and no opinion is expressed with respect to the laws of any other state or jurisdiction.

          B. The opinions expressed herein are based upon the facts in existence and the laws in effect on the date hereof, and I expressly disclaim any obligation to update such opinions, regardless of whether changes in such facts or law come to my attention after the delivery hereof.

          C. I express only those opinions directly stated herein, and any opinions by implication or inference are expressly disclaimed.

          D. This opinion is solely for the benefit of the addressees hereof and may not be relied upon by any other person.

                                      D-2

          E. This opinion is rendered by me on behalf of, and solely in my capacity as Senior Vice President, Secretary and General Counsel of, the
Company.

          F. I am not admitted to practice in the State of Delaware.

Best regards,

----------------------------------------
Judy C. Norris,
Senior Vice President, Secretary and General Counsel

                                      D-3